UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2025

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation	File Number)	Identification No.)

241 18th Street South, Suite 650
Arlington, Virginia 22202

(Address of Principal Executive Offices)

(703) 418-2828

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AVAV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On May 1, 2025 (the “Closing Date”), AeroVironment, Inc. (the “Company”) announced that it closed its acquisition (the “Acquisition”) of BlueHalo Financing Topco, LLC, a Delaware limited liability company (“BlueHalo”) pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) entered into on November 18, 2024, by and among the Company, Archangel Merger Sub, LLC, a Delaware limited liability company and the Company’s direct wholly owned subsidiary (“Merger Sub”), BlueHalo and BlueHalo Holdings Parent, LLC, a Delaware limited liability company and sole member of BlueHalo (“Seller”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into BlueHalo, with BlueHalo continuing as a wholly-owned subsidiary of the Company.

On the Closing Date, the Company drew on a term loan with an initial principal amount of $700.0 million (the “Term Loan”) and drew $225.0 million from its revolving credit facility (the “Revolving Facility”) to settle the existing indebtedness of BlueHalo and to settle transaction expenses at the closing of the Acquisition (collectively with the Term Loan, the “Financing Transactions”).

The Company filed a Current Report on Form 8-K on May 1, 2025 (the “Initial Report”) in which the Company disclosed, among other information, its intention to file the financial statements required by Item 9.01(a) and the pro forma financial information required by Item 9.01(b) as part of an amendment to the Initial Report no later than 71 calendar days after the required filing date of the Initial Report. This Current Report on Form 8-K/A amends the Initial Report to include certain financial statements of BlueHalo and certain pro forma financial information as required by Item 9.01, which are filed as exhibits hereto and are incorporated herein by reference. No disclosure of the text of Item 1.01, Item 2.01, Item 2.03, Item 5.02, Item 7.01 or Item 9.01(d) of the Initial Report was changed as a result of this Current Report on Form 8-K/A except for the addition of the exhibits listed in Item 9.01(d) of this Current Report on Form 8-K/A.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

BlueHalo’s consolidated financial statements for the years ended December 31, 2024 and 2023 and related notes are filed as Exhibit 99.1 to this Current Report on Form 8-K/A and are incorporated herein by reference.

BlueHalo’s condensed consolidated financial statements for the three months ended March 31, 2025 and March 31, 2024 and related notes are filed as Exhibit 99.2 to this Current Report on Form 8-K/A and are incorporated herein by reference.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of the Company, giving effect to the Acquisition and the Financing Transactions, which includes an unaudited pro forma condensed combined balance sheet as of April 30, 2025 and an unaudited pro forma condensed combined statement of income (loss) for the year ended April 30, 2025 is filed as Exhibit 99.3 to this Current Report on Form 8-K/A and is incorporated herein by reference.

The unaudited pro forma condensed combined financial information and the accompanying notes included in this Current Report on Form 8-K/A has been presented for informational purposes only, as required by the disclosure requirements of Form 8-K, and is not necessarily indicative of the actual financial position or results of operations that the Company would have realized had the companies been combined as of the dates or during the periods presented, nor is it intended to be indicative of any anticipated combined financial position or future results of operations that the Company may achieve after the Acquisition and the Financing Transactions.

(d)	Exhibits.

The following exhibits are included as part of this Current Report on Form 8-K/A:

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers LLP, independent auditors of BlueHalo Financing TopCo, LLC (f/k/a BlueHalo Financing Holdings, LLC).
99.1	BlueHalo’s consolidated financial statements for the years ended December 31, 2024 and 2023 and related notes.
99.2	BlueHalo’s condensed consolidated financial statements for the three months ended March 31, 2025 and March 31, 2024 and related notes.
99.3	Unaudited pro forma condensed combined financial information and related notes.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: June 27, 2025	By:	/s/ Melissa Brown
	Name:	Melissa Brown
	Title:	Executive Vice President, Chief Legal & Compliance Officer and Corporate Secretary